
<ARTICLE> 5

<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEET, CONSOLIDATED STATEMENT OF OPERATIONS, NOTE C - OTHER
BALANCE SHEET INFORMATION, SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND
EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FORM 10-K/A, AMENDMENT NO. 1 TO FORM 10-K FOR THE
FISCAL YEAR ENDED JUNE 30, 1995.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          JUN-30-1995
<PERIOD-START>                             JUL-01-1994
<PERIOD-END>                               JUN-30-1995
<EXCHANGE-RATE>                                      1
<CASH>                                         182,400
<SECURITIES>                                         0
<RECEIVABLES>                                  193,300
<ALLOWANCES>                                    10,800
<INVENTORY>                                     24,400
<CURRENT-ASSETS>                               426,500
<PP&E>                                         195,700<F1>
<DEPRECIATION>                                  61,300<F1>
<TOTAL-ASSETS>                                 852,500
<CURRENT-LIABILITIES>                          392,400
<BONDS>                                         26,000
<PREFERRED-MANDATORY>                           84,100
<PREFERRED>                                     61,500
<COMMON>                                           300
<OTHER-SE>                                     220,800
<TOTAL-LIABILITY-AND-EQUITY>                   852,500
<SALES>                                        365,700
<TOTAL-REVENUES>                               947,200
<CGS>                                          254,400
<TOTAL-COSTS>                                  656,200
<OTHER-EXPENSES>                               133,000<F2>
<LOSS-PROVISION>                                 6,400
<INTEREST-EXPENSE>                               3,700
<INCOME-PRETAX>                               (64,500)
<INCOME-TAX>                                     3,600
<INCOME-CONTINUING>                           (68,100)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (68,100)
<EPS-PRIMARY>                                   (2.24)
<EPS-DILUTED>                                   (2.24)


FOOTNOTES:

<F1> PP&E Cost and Accumulated Depreciation include capitalized non-consumable spares inventory.

<F2> Other Expenses includes $70.7 million of net acquisition related, restructuring and Chapter 11-related charges.

